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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the "Corporation"), does hereby constitute and appoint Leonard R. Jaskol and John E. Hanley, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his name and in the capacities indicated below and to execute any and all instruments for him and in his name in the capacities indicated below which said Leonard R. Jaskol and John
E. Hanley, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation's Annual Report on Form 10-K (the "Annual Report") respecting the fiscal year ended December 31, 1996, including specifically, but not limited to, power and authority to sign for him in his name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Leonard R. Jaskol and John E. Hanley, or either of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.


  Leonard R. Jaskol           Chairman of the     March 13, 1997
--------------------
Leonard R. Jaskol             Board and Chief
                              Executive Officer


  Lee A. Asseo                Director            March 13, 1997
---------------
Lee A. Asseo


  Paul S. Buddenhagen         Director            March 13, 1997
----------------------
Paul S. Buddenhagen


  James P. Carolan            Director            March 13, 1997
-------------------
James P. Carolan


  Samuel P. Cooley            Director            March 13, 1997
-------------------
Samuel P. Cooley
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  W. Leslie Duffy             Director            March 13, 1997
------------------
W. Leslie Duffy


  William P. Lyons            Director            March 13, 1997
-------------------
William P. Lyons


  Joel Schiavone              Director            March 13, 1997
-----------------
Joel Schiavone


  Elliott F. Whitely          Director            March 13, 1997
---------------------
Elliott F. Whitely

  Roger M. Widmann            Director            March 13, 1997
-------------------
Roger M. Widmann


  A. E. Wolf                  Director            March 13, 1997
-------------------
A. E. Wolf